REDFIN CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information
(in thousands)

On April 1, 2022, we acquired all of the equity interests of Bay Equity LLC (“Bay Equity”), and Bay Equity became one of our wholly owned subsidiaries (the “Acquisition”). We acquired Bay Equity to expand our mortgage business.

The purchase price for the Acquisition is estimated to be $137,818, which represents a $72,500 premium over Bay Equity’s tangible book value as of February 28, 2022. The final purchase price, which will be determined by the end of third quarter of 2022, will be subject to adjustment based on the tangible book value of Bay Equity as of April 1, 2022, as well as certain other transaction-related adjustments.

We made the Acquisition pursuant to a merger agreement, dated as of January 10, 2022 (the “Merger Agreement”), among Redfin Corporation, Ruby Merger Sub LLC, one of our wholly owned subsidiaries (“Merger Sub”), BE Holdco, LLC, which held all of the equity interests of Bay Equity (“BE Holdco”), and Brett McGovern, as representative of the members of BE Holdco. Pursuant to the Merger Agreement, Merger Sub merged with and into BE Holdco, and BE Holdco continued as the surviving entity and became a wholly owned subsidiary of Redfin Corporation.

Our unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of our unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the transaction accounting adjustments such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial information also reflects reclassification adjustments to certain financial statement captions included in Bay Equity’s historical consolidated financial statements to align with the corresponding financial statement captions included in our historical presentation. The reclassifications had no impact on the historical results of operations, net (loss) income, total assets, total liabilities, or total stockholders' equity reported by us or Bay Equity.

Our unaudited pro forma combined financial information should be read in conjunction with our historical consolidated financial statements and notes thereto and other financial information included in our annual report on Form 10-K for the year ended December 31, 2021, and the audited consolidated financial statements of Bay Equity as of and for the period ended December 31, 2021 (included in exhibit 99.1).

Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2021
(in thousands)

	Historical		Transaction Accounting		Reclassification
	Redfin	Bay Equity	Adjustments		Adjustments		Pro Forma
	December 31, 2021		(Note 3)		(Note 4)		Combined
Assets
Current assets
Cash and cash equivalents	$591,003	$42,944	$(137,818)	(a)	$—		$496,129
Restricted cash	127,278	2,310	—		—		129,588
Short-term investments	33,737	—	—		—		33,737
Escrow cash	—	831	(831)	(b)	—		—
Accounts receivable, net	69,594	12,307	—		(1,433)	(j)	80,468
Inventory	358,221	—	—		—		358,221
Loans held for sale	35,759	321,684	—		—		357,443
Mortgage servicing rights	—	27,658	—		—		27,658
Prepaid expenses	22,948	1,768	—		—		24,716
Other current assets	7,524	—	718	(c)	4,788	(j)	13,030
Derivative assets	—	3,355	—		(3,355)	(j)	—
Total current assets	1,246,064	412,857	(137,931)		—		1,520,990
Property and equipment, net	58,671	1,312	—		—		59,983
Right-of-use assets, net	54,200	—	6,579	(d)	—		60,779
Long-term investments	54,828	—	—		—		54,828
Intangible assets, net	185,929	—	14,510	(e)	—		200,439
Goodwill	409,382	—	60,758	(e)	—		470,140
Other assets, noncurrent	12,898	—	—		256	(j)	13,154
Deposits	—	256	—		(256)	(j)	—
Total assets	$2,021,972	$414,425	$(56,084)		$—		$2,380,313
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities
Accounts payable	$12,546	$5,626	$—		$(3,255)	(j)	$14,917
Accrued and other liabilities	118,122	—	10,832	(c), (f), (g)	44,380	(j)	173,334
Accrued payroll expenses	—	32,890	—		(32,890)	(j)	—
Escrow payable	—	798	(798)	(b)	—		—
Warehouse credit facilities	33,043	304,293	—		—		337,336
Secured revolving credit facility	199,781	—	—		—		199,781
Convertible senior notes, net	23,280	—	—		—		23,280
Lease liabilities	15,040	—	3,881	(d)	—		18,921
Total current liabilities	401,812	343,607	13,915		8,235		767,569
Lease liabilities, noncurrent	55,222	—	2,698	(d)	—		57,920
Reserve for loan loss	—	8,235	—		(8,235)	(j)	—
Convertible senior notes, net, noncurrent	1,214,017	—	—		—		1,214,017
Deferred tax liabilities	1,201	—	—		—		1,201
Total liabilities	1,672,252	351,842	16,613		—		2,040,707
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding	39,868	—	—		—		39,868
Stockholders’ equity
Common stock	106	—	—		—		106
Additional paid-in capital	682,084	—	—		—		682,084
Accumulated other comprehensive loss	(174)	—	—		—		(174)
Accumulated deficit	(372,164)	—	(10,114)	(f), (g)	—		(382,278)
Members’ equity	—	62,583	(62,583)	(h)	—		—
Total stockholders’ equity	309,852	62,583	(72,697)		—		299,738
Total liabilities, mezzanine equity, and stockholders’ equity	$2,021,972	$414,425	$(56,084)		$—		$2,380,313
See Notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statement of Comprehensive Loss
For the Year Ended December 31, 2021
(in thousands, except share and per share amounts)

	Historical
	Redfin	Bay Equity	Transaction Accounting		Reclassification
	Twelve Months Ended		Adjustments		Adjustments		Pro Forma
	December 31, 2021		(Note 3)		(Note 4)		Combined
Revenue
Service	$1,042,112	$—	$—		$350,122	(k), (m)	$1,392,234
Product	880,653	—	—		—		880,653
Loan origination fees	—	211,370	—		(211,370)	(k)	—
Gain on sale of mortgage loans	—	131,952	—		(131,952)	(k)	—
Servicing fee income	—	6,478	—		(6,478)	(k)	—
Interest income	—	14,005	—		(14,005)	(k)	—
Total revenue	1,922,765	363,805	—		(13,683)		2,272,887
Cost of revenue
Service	648,660	—	—		224,483	(l)	873,143
Product	870,285	—	—		—		870,285
Total cost of revenue	1,518,945	—	—		224,483		1,743,428
Gross profit	403,820	363,805	—		(238,166)		529,459
Operating expenses
Technology and development	156,718	—	953	(i)	1,471	(l)	159,142
Marketing	138,740	—	—		8,432	(l)	147,172
General and administrative	218,315	15,378	4,726	(f), (i)	34,449	(l)	272,868
Restructuring and reorganization	—	—	7,718	(g)	—		7,718
Labor	—	238,882	—		(238,882)	(l)	—
Occupancy	—	14,111	—		(14,111)	(l)	—
Interest expense	—	13,683	—		(13,683)	(m)	—
Advertising	—	6,830	—		(6,830)	(l)	—
Legal and professional	—	8,394	—		(8,394)	(l)	—
Depreciation	—	618	—		(618)	(l)	—
Total operating expenses	513,773	297,896	13,397		(238,166)		586,900
Loss from operations	(109,953)	65,909	(13,397)		—		(57,441)
Interest income	635	—	—		—		635
Interest expense	(11,762)	—	—		—		(11,762)
Other income, net	5,360	—	—		—		5,360
Income tax benefit (expense)	6,107	(781)	—		—		5,326
Net loss	$(109,613)	$65,128	$(13,397)		$—		$(57,882)
Dividends on convertible preferred stock	(7,269)	—	—		—		(7,269)
Net loss attributable to common stock—basic and diluted	$(116,882)	$65,128	$(13,397)		$—		$(65,151)
Net loss per share attributable to common stock—basic and diluted	$(1.12)	$—	$—		$—		$(0.62)
Weighted average shares to compute net loss per share attributable to common stock—basic and diluted	104,683,460	—	—		—		104,683,460

Net loss	$(109,613)	$65,128	$(13,397)		$—		$(57,882)
Other comprehensive income
Foreign currency translation adjustments	6	—	—		—		6
Unrealized gain on available-for-sale securities	379	—	—		—		379
Total other comprehensive income	385	—	—		—		385
Comprehensive loss	$(109,228)	$65,128	$(13,397)		$—		$(57,497)
See Notes to the unaudited pro forma combined financial information.

Redfin Corporation
Notes to the Unaudited Pro Forma Combined Financial Information
(in thousands)

Note 1: Basis of Presentation

On April 1, 2022, we completed our acquisition of Bay Equity whereby we acquired Bay Equity in a transaction accounted for using the purchase method of accounting in accordance with FASB ASC 805, Business Combinations. Under this method of accounting, the total purchase price of $137,818 was made up of all cash consideration.

The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the results of operations that would have been achieved if the Acquisition had been completed on an earlier date, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma combined financial information for all periods presented required management to make certain judgments and estimates to determine the transaction accounting adjustments, such as purchase accounting adjustments, which include, among others, amortization charges from acquired intangible assets. This information has been prepared in accordance with Article 11 of Regulation S-X, and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma combined balance sheet as of December 31, 2021 is based on the historical balance sheets of us and Bay Equity and have been prepared to reflect the Acquisition and related adjustments as if the Acquisition had been consummated on December 31, 2021. The unaudited pro forma combined consolidated statements of comprehensive income (loss) for the year ended December 31, 2021 combines ours and Bay Equity’s historical consolidated statements of comprehensive income (loss) as if the Acquisition had been consummated on January 1, 2021. The unaudited pro forma combined financial statements noted above are also presented under FASB ASC Topic 606, Revenues from Contracts with Customers, and FASB ASC Topic 842, Leases, for both us and Bay Equity.

Note 2: Calculation of Purchase Price Consideration and Purchase Price Allocation

Calculation of Purchase Price Consideration—The purchase price for the Acquisition is estimated to be $137,818, which represents a $72,500 premium over Bay Equity’s tangible book value as of February 28, 2022. The final cash purchase price is subject to adjustments based on the tangible book value of Bay Equity as of April 1, 2022, as well as certain other transaction-related adjustments, and will be determined by the end of third quarter of 2022.

Preliminary Purchase Price Allocation—The total purchase price has been allocated to Bay Equity’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair value at April 1, 2022. The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statement of comprehensive (loss) income. The final purchase price allocation will be determined when we have completed the detailed valuations and necessary calculations. The final allocation is expected to be completed when we file our report on Form 10-Q for the quarter ending March 31, 2023 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment; (2) changes in allocations to intangible assets, such as trade names and developed technology, as well as goodwill; and (3) other changes to assets and liabilities.

The following table sets forth a preliminary allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Bay Equity using Bay Equity’s audited balance sheet as of December 31, 2021, with the excess recorded to goodwill:

Assets acquired
Cash and cash equivalents	$42,944
Restricted cash	2,310
Accounts receivable	10,874
Prepaid expenses	1,768
Loans held for sale	321,684
Mortgage servicing rights	27,658
Other current assets	5,506
Property and equipment, net	1,312
Right of use assets, net	6,579
Intangible assets	14,510
Goodwill	60,758
Other assets, noncurrent	256
Total assets acquired	496,159
Liabilities assumed
Accounts payable	(2,371)
Accrued and other liabilities	(45,098)
Warehouse credit facilities	(304,293)
Lease liabilities	(3,881)
Lease liabilities, noncurrent	(2,698)
Total liabilities assumed	(358,341)
Net assets acquired	$137,818

Identifiable intangible assets—The identifiable intangible assets include trade names and developed technology. Trade names primarily relate to the Bay Equity brand. Developed technology primarily relates to website functionality around data consolidation and optimization which helps drive efficiencies in loan origination and processing.

Goodwill—Approximately $60,758 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. In accordance with FASB ASC 350, Intangibles - Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that we determine the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 3. Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma combined financial statements are as follows:

a. Adjustment to reflect the cash purchase price of $137,818.

b. Adjustment to remove escrow cash and escrow payable from the balance sheet which are not included on the balance sheet in accordance with our accounting policy.

c. Adjustment to current assets and liabilities to adjust Bay Equity’s accounting to be consistent with ours as it relates to pair-off settlements due from brokers/dealers used for hedging transactions. Bay Equity historically recognized the net asset or liability amount arising from derivative positions, while we recognize the gross asset and liability associated with each position.

d. Adjustment to reflect the implementation of FASB ASC Topic 842, Leases, by Bay Equity to conform to the adoption date as a public business entity and our associated accounting policy. Bay Equity adopted the accounting standard on January 1, 2022.

e. Adjustment to record the fair value of acquired intangible assets of $14,510 and goodwill of $60,758.

f. Adjustment for transaction costs incurred by us or Bay Equity after December 31, 2021, which have not yet been included in historical financial statements.

	Balance Sheet	Income Statement
	As of December 31, 2021	Year Ended December 31, 2021
Transaction costs incurred by Bay Equity	$385	$385
Transaction costs incurred by Redfin	2,011	2,011
Total transaction costs	$2,396	$2,396

We expensed certain transaction costs for book purposes in conjunction with the Acquisition which may be capitalized for tax purposes and would become deductible in the future. As such, we would recognize a deferred tax asset from this arrangement in the amount of $422 which equals the transaction cost adjustment of $2,011 multiplied by the statutory rate of 21%. However, we recognize a full valuation allowance on the Company’s deferred tax assets. As a result, the net impact is $0, and therefore is not shown as a transaction accounting adjustment.

g. Adjustment for restructuring and reorganization costs related to the Acquisition incurred by us after December 31, 2021, and not included in the historical financial statements, which consist of severance costs and retention costs in relation to Bay Equity employees.

	Balance Sheet	Income Statement
	As of December 31, 2021	Year Ended December 31, 2021
Severance costs incurred by Redfin	$4,164	$4,164
Retention costs incurred by Redfin	3,554	3,554
Total restructuring and reorganization costs	$7,718	$7,718

h. Adjustment to eliminate Bay Equity’s historical equity balances.

i. Adjustment to record amortization of intangible assets recorded as a result of the measurement of Bay Equity’s assets and liabilities at fair value as a result of the Acquisition. The adjustment recorded $3,283 of intangible amortization, $953 of which relates to developed technology and was recorded in technology and development and $2,330 which relates to trade names and was recorded in general and administrative. The estimated useful lives of the intangible assets are as follows:

Estimated useful lives (in years)
Trade names	5
Developed technology	3

Note 4: Reclassification Adjustments

Certain reclassification adjustments have been made to the unaudited pro forma combined financial statements to conform Bay Equity’s historical financial statement presentation to our financial statement presentation. The unaudited proforma combined balance sheet is presented as of December 31, 2021 and the unaudited pro forma combined consolidated statement of comprehensive (loss) income is presented for the year ended December 31, 2021. The reclassification adjustments did not impact total assets, total liabilities, total stockholders’ equity, or net (loss) income. The following reclassification adjustments were made to the unaudited pro forma combined financial statements to conform Bay Equity’s presentation to our presentation:

j. Adjustment to reclassify Bay Equity line items to conform to the presentation used on our balance sheet. This consists of a reclassification of all derivative assets and certain amounts that Bay Equity had previously classified as accounts receivable into the other current assets line item. In addition, we reclassified all deposits into the other current assets line item. Lastly, we reclassified accrued payroll expenses, the reserve for loan losses, and certain amounts into accrued and other liabilities.

k. Adjustment to reclassify Bay Equity revenue line items to conform to our presentation. All of Bay Equity's revenue line items were reclassified into the service revenue line item.

l. Adjustments to reclassify Bay Equity’s expenses to conform to our income statement presentation. Bay Equity historically presented costs and expenses based on their nature rather than function. The following is a breakout of the reclassifications made:

Year Ended December 31, 2021
Labor to cost of revenue	$206,202
Occupancy to cost of revenue	8,114
General and administrative to cost of revenue	9,525
Legal and professional to cost of revenue	642
Net change to service cost of revenue	$224,483

Year Ended December 31, 2021
Legal and professional to technology and development	$957
Labor to technology and development	511
Occupancy expenses to technology and development	2
General and administrative to technology and development	1
Net change to technology and development	$1,471

Year Ended December 31, 2021
Advertising to marketing	$6,830
Labor to marketing	1,378
General and administrative to marketing	214
Occupancy expenses to marketing	7
Legal and professional expenses to marketing	3
Net change to marketing	$8,432

Year Ended December 31, 2021
Labor to general and administrative	$30,791
Legal and professional expenses to general and administrative	6,792
Occupancy expenses to general and administrative	5,988
Depreciation to general and administrative	618
General and administrative reclassified out to other captions	(9,740)
Net change to general and administrative	$34,449

m. Adjustment to reclassify interest expense associated with warehouse credit line which was reclassified to be presented net of interest income earned on mortgages and included within the Redfin's service revenue line item.